Exhibit 99.1

MPS Group Announces Third Quarter 2005 Results

Revenue up 18% and Net Income up 81% versus Third Quarter 2004

JACKSONVILLE, Fla. (October 27, 2005) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2005. The Company reported revenue of $427 million and diluted net income per common share of $0.16 for the quarter ended September 30, 2005, compared with revenue of $362 million and diluted net income per common share of $0.09 for the year-earlier period. Diluted net income per common share was above the range of guidance previously provided by management while revenue was within the range of previous guidance.

Third Quarter Summary

•	Revenue was $427 million, up 18% versus the third quarter of 2004 and up slightly versus the second quarter of 2005;

•	Excluding the impacts of acquisitions and changes in currency exchange rates, revenue increased 15% versus the third quarter of 2004 and 1% sequentially versus the second quarter of 2005;

•	Diluted net income per common share was $0.16, up 78% from the third quarter of 2004 and up 33% sequentially versus the second quarter of 2005;

•	Net income was $17 million, up 81% versus the third quarter of 2004 and 31% sequentially versus the second quarter of 2005;

•	Permanent placement sales were $18 million, up 41% versus the third quarter of 2004 and up 7% sequentially versus the second quarter;

•	Cash flow from operations was $37 million during the third quarter;

•	The Company had cash of $120 million at the end of the third quarter.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $234 million for the third quarter of 2005, an increase of 29% versus the third quarter of 2004 and 4% sequentially versus the second quarter of 2005. Excluding the impacts of acquisitions and changes in currency exchange rates, revenue grew 23% versus the third quarter of 2004 and 5% sequentially versus the second quarter of 2005. The Company’s diversification initiatives continued to show progress, as revenues from the Professional Services division grew to 55% of the Company’s total revenues for the third quarter, up from 50% during the third quarter of 2004. Below is further discussion of the third quarter performance of the Professional Services division’s two reporting segments.

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1 Independent Drive  •  Jacksonville, Florida 32202  •  904-360-2000  •  904-360-2814 fax

www.mpsgroup.com

MPS Group Reports Third Quarter Results

October 27, 2005

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare. In the third quarter, this segment posted 31% revenue growth versus the third quarter of 2004 and 6% sequential growth versus the second quarter of 2005. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 19% versus the third quarter of 2004 and 5% sequentially versus the second quarter of 2005. Operating income from the North American Professional Services segment increased 50% versus the prior-year period and 24% sequentially versus the second quarter of 2005.

Third quarter revenue for Entegee, the Company’s engineering staffing business, grew 17% versus the third quarter of 2004 and 1% sequentially versus the second quarter of 2005. This organic growth was due to continued sound execution and strong demand from the defense and aerospace industries as well as improving demand from other sectors.

Special Counsel, the Company’s legal staffing unit, benefited from an increase in large outsourced legal projects during the third quarter, with revenue growing 36% versus the third quarter of 2004 and 13% sequentially versus the 2005 second quarter. Permanent placement sales remained robust for Special Counsel and contributed to strong profitability in the third quarter. Special Counsel is North America’s largest legal staffing business.

Accounting Principals, the Company’s finance and accounting staffing unit, reported third quarter 2005 revenue of $23 million, up 4% sequentially versus the second quarter of 2005. Permanent placement sales were strong, comprising over 15% of Accounting Principals’ total revenues. During the quarter, Accounting Principals continued to make progress pursuing strategic acquisitions to build out its service delivery network. Accounting Principals has grown to become one of North America’s largest finance and accounting staffing businesses.

Third quarter revenue for Soliant Health, the Company’s healthcare staffing unit, grew 31% versus the year-earlier period and 11% sequentially versus the second quarter of 2005. Excluding the impacts of acquisitions, Soliant grew 24% versus the third quarter of 2004 and 5% sequentially versus last quarter. Gross margin continued to improve due to pricing discipline and generally improving demand for travel nurses and allied health professionals. The Company anticipates that revenue for Soliant Health will approach $100 million in 2006.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

For the third quarter of 2005, Badenoch & Clark revenue increased 26% versus the prior-year period and 2% sequentially versus the second quarter of 2005. Excluding the impact of changes in currency exchange rates, revenue grew 28% versus the third quarter of 2004 and 6% sequentially versus the second quarter of 2005. Operating income for Badenoch & Clark was up 146% for the third quarter of 2005 versus the 2004 third quarter and 27% sequentially versus the prior quarter as the business unit continued to benefit from prior investments in staff and new service lines. Permanent placement sales increased 24% versus the third quarter of 2004 and 7% sequentially versus the second quarter of 2005. Badenoch & Clark is one of the United Kingdom’s leading providers of professional staffing services.

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MPS Group Reports Third Quarter Results

October 27, 2005

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $193 million for the third quarter of 2005, an increase of 7% versus the year-earlier period. Below is further discussion of the third quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $128 million for the third quarter of 2005, an increase of 9% versus the third quarter of 2004 and 1% sequentially versus the second quarter of 2005. Operating income from the North American Information Technology Services segment increased 23% versus the prior-year period and 6% sequentially versus the second quarter of 2005.

Modis’ revenue was up 14% versus the third quarter of 2004 and up 1% sequentially versus the second quarter of 2005. Due to pricing discipline and a focus on higher-margin clients, gross margin on contractor sales improved year over year as well as sequentially. Permanent placement sales were up 164% versus the third quarter of 2004 and 22% sequentially versus the second quarter of 2005. As a result of these improvements, overall gross margin increased by 90 basis points versus the third quarter of 2004 and 30 basis points sequentially versus the second quarter of 2005. The Company believes that overall market demand for IT staffing is relatively strong, but is anticipating continued moderate revenue growth in the future due to its pricing discipline and focus on higher margin clients.

Idea Integration revenue increased slightly versus the second quarter of 2005. Idea continues to see demand for IT solutions from the state and local government sector. Additionally, demand for Microsoft .NET solutions remains positive.

Beeline continued to see strong demand for its workforce solutions offerings. Beeline’s latest release, based on Microsoft’s .NET technology, will allow Beeline to continue to broaden its customer base by offering functionality for new labor categories, new industry verticals such as healthcare, and extended support for fixed deliverable projects and offshore operations.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. As previously announced, in 2005 Modis International has been implementing initiatives designed to improve gross margin. These initiatives include the discontinuation of certain low-margin client accounts and altering service levels at certain other client accounts. As a result, revenue decreased slightly versus the second quarter of 2005 but gross margin improved to 13.3% from 12.2% in the second quarter of 2005. On a year-over-year basis, Modis International revenue increased 2% and operating income increased 142% versus the third quarter of 2004. Excluding the impact of changes in currency exchange rates, Modis International revenue rose 4% versus the third quarter of 2004. The Company was pleased with the progress made during the third quarter in its ongoing margin improvement initiatives.

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MPS Group Reports Third Quarter Results

October 27, 2005

Capital Update

During the third quarter, the Company generated operating cash flow of $37 million, and used $16 million for strategic acquisitions that enhance its service delivery network and add new specialty lines of business. In addition, the Company used $4 million to repurchase its stock during the third quarter. During 2005, the Company has spent $30 million to repurchase its stock. The Company has $61 million remaining on its stock buyback authorization.

At the close of the third quarter, the Company had a cash balance of $120 million and no borrowings outstanding under its credit facility.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “We have executed a number of initiatives designed to drive continued growth and improve operating margins. These initiatives include investments in our sales and recruiting teams, greater focus on permanent placement sales, continued diversification of our business, better pricing discipline, and strategic acquisitions in our accounting, healthcare and legal staffing businesses. Our third quarter results reflect the progress and success we are achieving in all of these areas. I thank all of our people for their hard work and congratulate them for a job well done.”

“The improvement in our operating margin during the quarter was driven by an increase in gross margin, robust permanent placement sales, and careful management of our expenses,” added Robert Crouch, MPS Chief Financial Officer. “We were pleased with our performance across all of our businesses, with especially strong performances from Soliant Health, Special Counsel and Badenoch & Clark. Taking into account current trends in our business, combined with fewer business days in the fourth quarter, we expect fourth quarter revenue of $425 million to $435 million and diluted net income per common share of $0.15 to $0.17.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5584.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on November 3. To access the telephonic replay, please dial (719) 457-0820 and enter 7641080 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group is a Fortune 1000 company and trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

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MPS Group Reports Third Quarter Results

October 27, 2005

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2004 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports Third Quarter Results

October 27, 2005

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating Highlights:
Revenue:
North American Professional Services	$139,390	$106,030	$396,565	$301,342
European Professional Services	94,455	75,064	271,580	204,997
North American Information Technology Services	127,602	116,961	379,327	327,187
European Information Technology Services	65,514	64,277	212,034	172,532

Total revenue	426,961	362,332	1,259,506	1,006,058

Gross profit:
North American Professional Services	41,856	30,524	117,121	85,658
European Professional Services	27,314	21,125	77,986	57,671
North American Information Technology Services	36,059	31,499	104,692	88,459
European Information Technology Services	8,716	8,525	26,999	23,276

Total gross profit	113,945	91,673	326,798	255,064

Operating income:
North American Professional Services	12,607	8,395	30,039	21,249
European Professional Services	8,188	3,333	20,043	9,213
North American Information Technology Services	9,551	7,770	26,547	19,829
European Information Technology Services	1,629	673	3,565	1,398

Operating income before unallocated corporate expenses	31,975	20,171	80,194	51,689
Unallocated corporate expenses	6,058	5,026	19,833	15,252

Total operating income	25,917	15,145	60,361	36,437
Interest and other income, net	1,355	340	2,639	1,071

Income from operations before provision for income taxes	27,272	15,485	63,000	37,508
Provision for income taxes	10,151	6,039	23,419	13,396

Net income	$17,121	$9,446	$39,581	$24,112

Diluted net income per common share	$0.16	$0.09	$0.37	$0.23

Diluted common shares outstanding	105,119	107,065	105,897	106,992

			As of
			Sept. 30, 2005	December 31, 2004
Cash and cash equivalents			$119,895	$106,497
Accounts receivable, net of allowance			236,759	209,512
Other			24,335	22,773

Current assets			380,989	338,782
Long-term assets			610,821	615,822

Total assets			$991,810	$954,604

Current liabilities			$131,856	$106,649
Other			13,906	12,292
Stockholders’ equity			846,048	835,663

Total liabilities and stockholders’ equity			$991,810	$954,604

Working capital			$249,133	$232,133

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MPS Group Reports Third Quarter Results

October 27, 2005

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
EBITDA	$29,747	$18,997	$72,044	$48,005
Depreciation and intangibles amortization	3,830	3,852	11,683	11,568

Operating income	25,917	15,145	60,361	36,437
Interest and other income, net	1,355	340	2,639	1,071

Income from operations before provision for income taxes	27,272	15,485	63,000	37,508
Provision for income taxes	10,151	6,039	23,419	13,396

Net income	$17,121	$9,446	$39,581	$24,112

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions
	Professional NA Segment	Accounting Principals	Soliant Health	Special Counsel
GAAP revenue growth rate 3Q2004 to 3Q2005	31.5%	82.7%	31.1%	36.3%
Revenue growth rate contributed from acquisitions	12.2%	79.4%	7.4%	6.6%

Revenue growth rate 3Q2004 to 3Q2005, excluding acquisitions	19.3%	3.3%	23.7%	29.7%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Currency Exchange Rates

	MPS Group	Professional Division	Modis International	Badenoch & Clark
GAAP revenue growth rate 3Q2004 to 3Q2005	17.8%	29.1%	1.9%	25.8%
Revenue growth rate contributed from acquisitions	4.2%	7.1%	—	—
Revenue growth rate contributed from effects of changes in currency	-0.9%	-1.0%	-1.9%	-2.4%

Revenue growth rate 3Q2004 to 3Q2005, excluding acquisitions and the effects of changes in currency	14.5%	23.0%	3.8%	28.2%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding Acqusitions
	Professional NA Segment	Accounting Principals	Soliant Health	Special Counsel
GAAP revenue growth rate 2Q2005 to 3Q2005	5.8%	3.9%	11.1%	13.4%
Revenue growth rate contributed from acquisitions	1.1%	1.7%	6.3%	—

Revenue growth rate 2Q2005 to 3Q2005, excluding acquisitions	4.7%	2.2%	4.8%	13.4%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding
Acquisitions and the Effects of Changes in Currency Exchange Rates
	MPS Group	Professional Division	Accounting Units	Badenoch & Clark
GAAP revenue growth rate 2Q2005 to 3Q2005	0.5%	4.3%	2.4%	2.1%
Revenue growth rate contributed from acquisitions	0.8%	0.6%	0.3%	—
Revenue growth rate contributed from effects of changes in currency	-1.5%	-1.6%	-3.3%	-4.1%

Revenue growth rate 2Q2005 to 3Q2005, excluding acquisitions and the effects of changes in currency	1.2%	5.3%	5.4%	6.2%

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